Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Fidelity Real Estate Investment Portfolio of Fidelity Devonshire Trust filed as part of this Post-Effective Amendment No. 108 to the Registration Statement (File Nos. 002-24389 and 811-01352) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 106 to the Registration Statement on Form N-1A (File Nos. 002-24389 and 811-01352).

/s/ Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

September 27, 2004